Exhibit 10.1

SECOND AMENDMENT TO SEVERANCE AGREEMENT

THIS SECOND AMENDMENT TO SEVERANCE AGREEMENT (this “Amendment”) is made and entered into effective as of May 31, 2025 (the “Amendment Effective Date”), by and between Powerfleet, Inc., a Delaware corporation (the “Company”), and Steve Towe (“Executive” and, together with the Company, the “Parties”).

WHEREAS, the Company and Executive entered into a Severance Agreement (the “Agreement”) dated January 5, 2022, which was subsequently amended on September 11, 2023; and

WHEREAS, the Parties desire to make certain further amendments to the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 2(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) two times the amount of any bonus that would have otherwise been paid to Executive for the fiscal year during which Executive is terminated shall be paid in a single lump-sum on the date such payments are made to other employees, notwithstanding that Executive is not actively employed on the date of payment;”

2. All terms and provisions of the Agreement not expressly amended hereby shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

POWERFLEET, INC.

By:	/s/ Michael Brodsky
Name:	Michael Brodsky
Title:	Chairman

EXECUTIVE:

/s/ Steve Towe
Steve Towe